Amended and Restated Effective January 1, 2009 Except As Otherwise Provided

SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN

FOR SALARIED EMPLOYEES OF THE STANLEY WORKS

Background. A. The Stanley Works, together with its wholly-owned U.S. subsidiaries (“Stanley”), maintains the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works (“Plan”) to provide certain employees with benefits that are not provided under a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”).

B. The Stanley Works now desires to amend the Plan in the form of a restated Plan in order for the Plan to comply with the requirements of Code Section 409A and the Regulations thereunder, as follows:

Article 1

Effective Date

This amendment and restatement of the Plan shall be effective January 1, 2009, and shall apply with respect to any amounts contributed to or distributed from the Plan on or after that date, provided that Sections 6.2(a), 6.2(c), 6.4, 7.2(d) and 7.2(e) of the Plan shall be effective January 1, 2007, and also provided that, subject to Sections 7.2(d) and 7.2(e), this amendment and restatement shall not apply with respect to annuity payments of a Supplemental Retirement Plan Benefit that are a continuation of a series of annuity payments that began prior to January 1, 2009.

Article 2

Definitions

The following terms have the meanings set forth below.

“Accounts” means a Participant’s Supplemental Employee Contribution Account and Supplemental Company Contribution Account.

“Account Value Plan” means the Stanley Account Value Plan.

“Affiliate” means any corporation or other entity which is a member of a controlled group of corporations with the Company, as determined under Code Section 414.

“Beneficiary” means any individual, trust or estate designated by a Participant, in accordance with the procedures established by the Company, to receive any death benefit payable on the Participant’s behalf under the Plan. If, at the time of death of a Participant, there is no beneficiary designation on file with the Company or there is no such designated beneficiary surviving, the death benefit shall be paid to the Participant’s surviving spouse, or if there is no surviving spouse, the death benefit shall be paid to the Participant’s beneficiary as determined under the Account Value Plan.

“Committee” means the Finance and Pension Committee of the Board of Directors of the Company.

“Company” means The Stanley Works.

“Compensation” means, with respect to a Plan Year:

(a) Subject to paragraphs (b) and (c), the salary and other amounts received by a Participant from Stanley for services actually rendered in the course of employment with Stanley during the pertinent Plan Year, to the extent such amounts are includible in the gross income of the Participant for federal income tax purposes, including, but not limited to, bonuses, commissions and vacation pay that are paid with respect to such services rendered during the Plan Year. Compensation for a Plan Year shall also include a Participant’s Elective Deferral Contributions under the Plan, pre-tax elective contributions made by a Participant to Stanley’s Deferred Compensation Plan for Participants in Stanley’s Management Incentive Plans, and elective contributions of the Participant that are excludable from gross income for federal income tax purposes under Section 402(g) of the Code, Section 125 of the Code or Section 132(f)(4) of the Code (a qualified transportation fringe benefit plan), provided that any such contributions are made from amounts that would be considered Compensation pursuant to the preceding sentence if paid to the Participant.

(b) Compensation shall not include reimbursements or other expense allowances, fringe benefits (whether or not paid in cash), moving expenses, welfare benefits including the cost of group term life insurance coverage, deferred compensation in the year paid if the compensation has been deferred beyond the calendar year in which it would otherwise have been paid, amounts paid to a Participant under the Company’s long-term incentive plans, amounts realized from the grant or exercise of a stock option, or any amounts, including a bonus, paid for services rendered in a prior Plan Year. Except for a Participant’s final regular payroll check, Compensation shall not include amounts paid after the Participant ceases to have employment status with Stanley. Amounts described in subsection (a) that are paid after the last day of a Plan Year solely for services performed during the final payroll period that includes the last day of such Plan Year shall be treated as Compensation for the Plan Year in which such final payroll period begins. Pursuant to Treasury Regulation Section 1.409A- 2(a)(13), the preceding sentence shall not apply to any amount that is paid after the last day of a Plan Year for services performed during any period other than such final payroll period, such as a bonus paid entirely or in part with respect to services performed during a period other than the final payroll period.

(c) For purposes of subsection (a), a Participant who earns sales commission compensation is treated as providing the services to which such compensation relates in the Plan Year in which the pertinent customer remits payment to Stanley for such services. For purposes of this paragraph (c), the term ‘sales commission compensation’ means compensation or portions of compensation earned by a Participant if a substantial portion of the services provided by such

Participant to Stanley consists of the direct sales of products or services to unrelated customers, such compensation earned by the Participant consists of either a portion of the purchase price for products or services or an amount substantially all of which is calculated by reference to the volume of sales, and payment of such compensation is contingent upon Stanley receiving payment from unrelated customers for the products or services. For this purpose, a customer is treated as an unrelated customer only if the customer is not related to either the Participant or Stanley, and a person is treated as related if the person would be treated as related under Treasury Regulation Section 1.409A-1(f)(2)(ii) or the person would be treated as providing management services under Treasury Regulation Section 1.409A-1(f)(2)(iv).

“Disability” means a Participant’s Separation from Service as a result of his or her permanent inability, by reason of a medically determinable physical or mental impairment, to perform any job for which the Participant is reasonably suited by education and experience.

“Elective Deferral Contribution” means the amount of Compensation that a Participant elects to defer under Section 4.1.

“Employee” means an individual employed by Stanley as a common law employee on a salaried basis who is subject to the income tax laws of the United States and is not an employee with ZAG Storage USA. Anything herein to the contrary notwithstanding, an individual employed after November 1, 2007, by an entity that first becomes a wholly-owned (direct or indirect) U.S. subsidiary of the Company after that date shall not be considered an Employee, unless he or she is eligible to participate in the Plan pursuant to Appendix A. Moreover, anything herein to the contrary notwithstanding, an individual shall not be considered an Employee and shall not be eligible to defer Compensation with respect to a Plan Year unless he or she is eligible to make elective pre-tax contributions under the Account Value Plan on the first day of such Plan Year.

“Highly Compensated Employee” means, for a Plan Year, an Employee who received earnings from the Company and all Affiliates during the preceding Plan Year in excess of the dollar amount prescribed under Code Section 414(q)(1)(B) [e.g., earnings during 2008 exceeding $105,000 results in Highly Compensated Employee status for the 2009 Plan Year]. An individual who has been a Highly Compensated Employee shall cease to be a Highly Compensated Employee on the last day of the Plan Year in which his or her earnings for such Plan Year do not exceed the pertinent dollar amount that applies under Code Section 414(q)(1)(B) when determining his or her status as a ‘highly compensated employee’ under Code Section 414(q)(l)(B) for the subsequent Plan Year. For purposes of this definition, ‘earnings’ is an individual’s W-2 income, plus elective contributions made on behalf of the individual by the Company and all Affiliates that are excludable from gross income for federal income tax purposes under Code Section 125, 402(g), or 132(f)(4).

“Participant” means a Highly Compensated Employee who is eligible under Section 3.1 to elect to defer a portion of his or her Compensation under the Plan, provided that an individual who has a Supplemental Retirement Plan Benefit as of January 1, 2009 and is not eligible under Section 3.1 shall be a Participant for purposes of the provisions of the Plan other than Articles 3, 4, 5 and 6.

“Plan Year” means the calendar year.

“Retirement Plan” means The Stanley Works Retirement Plan as in effect on April 16, 2002, without regard to any subsequent changes in such plan.

“Separation from Service” means the termination of a Participant’s employment with Stanley and all Affiliates for a reason other than death. Whether a Separation from Service has occurred is determined in accordance with the standards that apply for determining if there is a ‘separation from service’ for a reason other than death pursuant to Treasury Regulation Section 1.409A-1(h)(1). Thus, the determination as to whether there is a Separation from Service is based on the facts and circumstances surrounding the termination of the Participant’s employment and whether Stanley and the Participant intended for the Participant to provide significant services for Stanley following such termination. A Separation from Service shall not have occurred if the Participant continues to provide services as an Employee or as an independent contractor of Stanley at an annual rate that is more than 20% of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed for less than three years, such lesser period).

The Participant’s employment relationship shall be treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence, provided that the Participant is expected to return to work for Stanley and the period of such leave of absence does not exceed six months, or if the period is longer, the Participant has a right to reemployment with Stanley either by statute or by contract. If the period of a military leave, sick leave or other bona fide leave of absence exceeds six months and there is no right to reemployment, a Separation from Service shall be deemed to have occurred as of the first date immediately following the first six months of the leave.

“Specified Employee” means a Participant who is identified as a ‘specified employee’ in accordance with Treasury Regulation Section 1.409A-1(i), pursuant to a written policy established and maintained by the Company.

“Supplemental Company Contribution Account” means the bookkeeping record that reflects amounts credited under Section 4.2.

“Supplemental Employee Contribution Account” means the bookkeeping record that reflects amounts credited under Section 4.1.

“Supplemental Retirement Plan Benefit” means the frozen supplemental retirement plan benefit accrued by a Participant under the Plan as of May 31, 2001, determined on the basis of the provisions of the Plan as in effect on that date.

Article 3

Plan Participation

3.1 Date of Participation. (a) Eligibility to Defer. An Employee shall become a Participant in the Plan effective upon the first January 1 on which he or she is a Highly Compensated Employee. A Participant shall be eligible to elect, under Section 4.1, to defer a specified portion of the Compensation payable for a Plan Year provided that the Participant must irrevocably elect to defer such portion before January 1 of such Plan Year and, subject to Section 3.3, such election must remain in effect for the entire Plan Year.

(b) Deferral Elections. Any election to defer Compensation shall be effective only with respect to Compensation for services that are performed on or after the date on which such election becomes effective. A Participant’s election to defer Compensation by making Elective Deferral Contributions shall be submitted to the Company by the deadline established by the Company that precedes the first January 1 on which such election is to become effective. Such election shall state the portion of Compensation to be withheld. Any election to defer shall be made in accordance with procedures established by the Company.

(c) Evergreen Deferral Elections. A Participant’s election to defer a specified portion of Compensation for a Plan Year shall remain in effect for subsequent Plan Years until changed or revoked by the Participant, and, subject to Section 3.3, as of each December 31, such a prior election becomes irrevocable with respect to Compensation payable in connection with services performed by the Participant during the immediately following Plan Year, so that the deferral election with respect to Compensation payable with respect to services performed by the Participant during the immediately following Plan Year shall be deemed to have been irrevocably made as of December 31 of the preceding Plan Year.

3.2 Continuing Plan Participation. If an Employee becomes a Participant for a Plan Year, he or she shall remain eligible to make Elective Deferral Contributions for each subsequent Plan Year in which he or she is a Highly Compensated Employee. If an Employee who has become a Participant for a Plan Year ceases to be a Highly Compensated Employee with respect to a subsequent Plan Year, he or she shall not be eligible to make Elective Deferral Contributions for that subsequent Plan Year but shall be eligible to make Elective Deferral Contributions for the next Plan Year in which he or she is a Highly Compensated Employee. If an Employee was eligible to contribute under the Plan prior to January 1, 2009 but has ceased to be eligible to contribute on or before that date, he or she shall not be eligible to make Elective Deferral Contributions until the Plan Year in which he or she is again a Highly Compensated Employee. The provisions of the Plan shall continue to apply to such an individual until his or her vested Accounts are distributed.

3.3 Unforeseeable Emergency. With the approval of the Committee, a Participant who is faced with an “unforeseeable emergency” shall be permitted, on account of such emergency, to cancel an election previously made by the Participant to make Elective Deferral Contributions under the Plan. An election by a Participant to cancel his or her Elective Deferral Contributions during a Plan Year on account of an unforeseeable emergency shall cancel all Elective Deferral Contributions of the Participant that would otherwise be made for the remainder of such Plan Year, and no additional Elective Deferral Contributions shall be made until the Participant makes a new election to defer a portion of his or her Compensation for a subsequent Plan Year in accordance with Sections 3.1 and 3.2. For purposes of this Section 3.3, an unforeseeable emergency is a severe financial hardship to a Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or a dependent of the Participant (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance), or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of whether a Participant is faced with an unforeseeable emergency shall be made by the Committee in its sole discretion, based on the facts and circumstances surrounding such emergency and such information as the Committee shall deem to be necessary in accordance with the requirements of Code Section 409A and the Regulations thereunder.

Article 4

Supplemental Employee and Company Contributions

4.1 Elective Deferral Contributions. (a) Elections to Defer. Subject to Section 3.1, a Participant may make an election for a Plan Year in accordance with Section 3.1 to defer, for such Plan Year, (i) a specified whole percentage, from 1% to 7%, of Compensation in excess of the portion of Compensation that may be recognized for such Plan Year under a tax- qualified plan under Code Section 401(a), plus (ii) the amount, if any, by which the limitation in effect under Code Section 402(g)(1)(B) for the Plan Year exceeds 7% of the portion of Compensation that may be recognized for such Plan Year under a tax-qualified plan under Code Section 401(a). For purposes of the preceding sentence, the portion of such Compensation that may be recognized under a tax-qualified plan is Compensation that, after being reduced by the maximum amount of permissible Elective Deferral Contributions available for the Plan Year under this Plan and the maximum amount of permissible elective pre-tax contributions available for the Plan Year under the Deferred Compensation Plan for Participants in Stanley’s Management Incentive Plans, does not exceed the limitation of Code Section 401(a)(17).

(b) Additional Elective Deferral Contributions. Subject to Section 3.1, a Participant may also make an election to defer a specified whole percentage, from 1% to 8%, of Compensation.

(c) Crediting of Elective Deferral Contributions. Any amount deferred under this Section 4.1 shall be credited to a Supplemental Employee Contribution Account as soon as administratively practicable following the date on which the amount would have been paid to the Participant if not for the Participant’s election to defer.

4.2 Supplemental Company Contributions. (a) Supplemental Matching Contributions for Elective Deferral Contributions. There shall be credited to a Participant’s Supplemental Company Contribution Account, a monthly supplemental matching contribution equal to 50% of the Participant’s Supplemental Elective Deferral Contributions credited on his or her behalf under subsection (a) of Section 4.1 for the month. Such matching contributions shall be credited to the Participant’s Supplemental Company Contribution Account as soon as practicable following the month for which the Elective Deferral Contributions to which the matching contributions relate are credited to the Participant’s Supplemental Employee Contribution Account.

(b) Supplemental Cornerstone Contributions for Certain Participants. There shall be credited to a Supplemental Company Contribution Account for a Participant, other than a Participant who is described in Part II of Appendix B, any “cornerstone” contribution determined under Part I of Appendix B.

4.3. Investment Return. (a) Crediting of Investment Return. Subject to such rules and limitations as the Company may establish, each Participant shall designate from among the assumed investment funds described in subsection (b) of this Section 4.3, one or more assumed investment funds in which amounts (other than amounts attributable to cornerstone contributions described in Section 4.2(b)) that are credited to his or her Supplemental Employee Contribution Account or Supplemental Company Contribution Account shall be deemed to be invested. A Participant’s Supplemental Employee Contribution Account and Supplemental Company Contribution Account shall be adjusted for increases or decreases in the fair market value of the assumed investment funds in which such accounts are deemed to be invested, including any adjustments prescribed under Appendix C with respect to the “IPA benefit” described therein.

(b) Assumed Investment Alternatives. The Company shall designate the assumed investment funds, including a fund that is designed to invest primarily in Company stock, that shall be available from time to time under the Plan for purposes of measuring the investment return of a Supplemental Employee Contribution Account or a Supplemental Company Contribution Account (other than the portion attributable to any cornerstone contributions credited to the Supplemental Company Contribution Account under Section 4.2(b)). In accordance with procedures established by the Company, each Participant may elect how the amounts credited to his or her Supplemental Employee Contribution Account and Supplemental Company Contribution Account (other than the portion, if any, attributable to cornerstone contributions) shall be deemed to be invested among the assumed investment funds made available by the Company. If a Participant has not made a valid investment election, the pertinent portion of the Participant’s Supplemental Employee Contribution Account and Supplemental Company Contribution Account shall be deemed to be invested in a default investment fund identified by the Company. Anything herein to the contrary notwithstanding, the portion of the Supplemental Company Contribution Account attributable to cornerstone contributions described in Section 4.2(b) shall be deemed to be invested in investment funds designated by the Company.

Article 5

Vesting

5.1 Supplemental Employee Contribution Account and Supplemental Company Contribution Account. A Participant’s vested interest in his or her Accounts under the Plan shall be determined as follows:

(a) Supplemental Employee Contribution Account. A Participant is 100% vested at all times in the value of any amounts credited to the Participant’s Supplemental Employee Contribution Account.

(b) Supplemental Company Contribution Account. A Participant shall be 100% vested in the value of his or her Supplemental Company Contribution Account upon the Participant’s completion of 3 years of service. No portion of a Participant’s Supplemental Company Contribution Account shall be vested before completion of 3 years of service; provided, however, that a Participant shall automatically become vested in the value of his or her Supplemental Company Contribution Account if the Participant has employment status with Stanley or any Affiliate (i) upon reaching his or her 65th birthday, (ii) upon incurring a Disability, or (iii) upon his or her death. For purposes of this subsection (b), a year of service means each twelve month period commencing on an individual’s employment commencement date and the anniversaries thereof during which the individual has employment status with Stanley, including employment by any Affiliate during the period it is a member of the controlled group and the period of employment with a predecessor employer preceding Stanley’s acquisition of the business conducted by such employer, whether through the purchase of all of the outstanding stock of such employer or of all, or substantially all, of the assets used by such employer in a trade or business. A Participant who ceases to have employment status with Stanley or an Affiliate on a date that is less than a full year following the most recent anniversary of his or her employment commencement date shall receive vesting service credit for each month during such partial year in which he or she had employment status. A Participant whose employment is interrupted by a break in service shall have his or her years of service determined by aggregating service with Stanley and any Affiliate before and after the break in service.

Article 6

Distributions

6.1 Date and Form of Distribution of Vested Accounts. (a) Time of Distribution of Vested Accounts. Except as otherwise provided in subsection (b) of this Section 6.1 and in Section 6.4, a Participant’s vested Accounts shall be distributed as set forth below:

(i) If the Participant elected a distribution date for his or her vested Accounts pursuant to Section 6.2, the vested Accounts shall be distributed to the Participant upon such date, provided that if the Participant dies prior to that date, the vested Accounts shall be distributed to the Participant’s Beneficiary upon the Participant’s death.

(ii) If the Participant did not elect a distribution date for his or her vested Accounts pursuant to Section 6.2, the vested Accounts shall be distributed to the Participant upon the Participant’s Separation from Service, provided that if the Participant dies prior to Separation from Service, the vested Accounts shall be distributed to the Participant’s Beneficiary upon the Participant’s death.

(b) Delayed Distributions to Specified Employees. If a Participant is a Specified Employee as of the date of his or her Separation from Service and the Participant did not elect a distribution date for his or her vested Accounts, pursuant to Section 6.2, that is at least six months after the date of his or her Separation from Service, distribution of such Participant’s vested Accounts shall be made upon the first day of the seventh month that begins after the date of the Participant’s Separation from Service, provided that no distribution is required to be delayed pursuant to this subsection (b) beyond the date of the Participant’s death.

6.2 Election of Date of Distribution. (a) Time for Making Election. At the time a Participant first makes an election to defer Compensation under the Plan, or, in the case of an individual who became a Participant in the Plan prior to January 1, 2009, upon a date that is not later than December 31, 2008, the Participant may elect that his or her vested Accounts shall be distributed on the first day of the month that is a specified number of months following the date of the Participant’s Separation from Service.

(b) Subsequent Elections as to Date of Distribution. A Participant shall be permitted to make a written election, at any time after December 31, 2008, to delay a distribution of his or her vested Accounts that is made on account of Separation from Service beyond the date referenced in Section 6.1(a)(ii), or to change a distribution date previously elected by the Participant pursuant to subsection (a) of this Section 6.2, provided that any such election must satisfy all of the following requirements:

(i) the election must be made at least twelve months prior to the date on which the distribution would otherwise have been made;

(ii) the election may not become effective until at least twelve months after the date on which the election is made; and

(iii) except in the case of an election relating to a distribution to be made upon a Participant’s death, the distribution must be deferred for at least 5 years from the date on which the distribution would otherwise have been made.

(c) Elections Made in 2007 or 2008 as to Date of Distribution. If a Participant makes an election in 2007 to change the date of distribution of his or her vested Accounts, such new election may not defer to a later year the payment of any amount that would otherwise be paid in 2007 and may not require a payment to be made in 2007 that would otherwise be paid in a later year. Moreover, if a Participant makes an election in 2008 to change the date of distribution of his or her vested Accounts, such new election may not defer to a later year the payment of any amount that would otherwise be paid in 2008 and may not require a payment to be made in 2008 that would otherwise be paid in a later year.

6.3 Form of Distribution of Vested Accounts. Subject to Section 6.4, a Participant’s vested Accounts shall be distributed in a lump sum payment to the Participant or, in the case of a distribution that is made pursuant to the Participant’s death, to the Participant’s Beneficiary. To the extent that a vested amount credited to a Participant’s Accounts is deemed to be invested in shares of Company stock pursuant to Section 4.3 at the time of distribution, the lump sum shall consist of shares of Company stock. Any remaining portion of such lump sum shall be paid in cash.

6.4 Exceptions for Participants in the SERP. Anything herein to the contrary notwithstanding, in the case of a Participant who is also a participant in The Stanley

Works Supplemental Executive Retirement Plan (SERP), the foregoing provisions of this Article 6 shall not apply and, instead, all vested Accounts under the Plan shall be paid at the same time and in the same form as the benefit payable to or on behalf of such Participant under the SERP. If such vested Accounts under the Plan are paid in an annuity pursuant to the provisions of this Section 6.4, the annuity shall be determined pursuant to the procedures for calculating an annuity set forth in Appendix B of the SERP.

Article 7

Supplemental Retirement Plan Benefits

7.1 Supplemental Retirement Plan Benefit. A Participant who has a vested Supplemental Retirement Plan Benefit under the Plan as of May 31, 2001 and has not received or commenced to receive payment of such benefit prior to January 1, 2009, shall be entitled to payment of such vested Supplemental Retirement Plan Benefit on the date and in the form of payment provided in this Article 7. An individual who commenced to receive payment, prior to January 1, 2009, of his or her vested Supplemental Retirement Plan Benefit shall continue to receive such payments pursuant to the method of payment in effect on December 31, 2008.

7.2 Date and Form of Distribution of Supplemental Retirement Plan Benefit. (a) Date of Distribution. Except as otherwise provided in subsection (b) of this Section 7.2, a Participant’s vested Supplemental Retirement Plan Benefit shall be distributed, or commence to be distributed, as follows:

(i) If the Participant elected a distribution date for his or her vested Supplemental Retirement Plan Benefit pursuant to subsection (d) or (f) of this Section 7.2, the Participant’s vested Supplemental Retirement Plan Benefit shall be distributed, or commence to be distributed, upon such date, provided that if the Participant dies prior to that date, the Participant’s vested Supplemental Retirement Plan Benefit shall be distributed, or commence to be distributed, to the Participant’s Beneficiary upon the Participant’s death.

(ii) If the Participant did not elect a distribution date for his or her vested Supplemental Retirement Plan Benefit pursuant to subsection (d) or (f) of this Section 7.2, the Participant’s vested Supplemental Retirement Plan Benefit shall be distributed, or commence to be distributed, upon the Participant’s Separation from Service, provided that if the Participant dies prior to Separation from Service, the Participant’s vested Supplemental Retirement Plan Benefit shall be distributed, or commence to be distributed, upon the Participant’s death.

(b) Delayed Distributions to Specified Employees. If a Participant is a Specified Employee as of the date of his or her Separation from Service, and the Participant did not elect a distribution date for his or her vested Supplemental Retirement Plan Benefit, pursuant to subsection (d) or (f) of this Section 7.2, that is at least six months after the date of his or her Separation from Service, such Participant’s vested Supplemental Retirement Plan Benefit shall be distributed or commence to be distributed on the first day of the seventh month that begins after the date of the Participant’s Separation from Service, provided that no distribution is required to be delayed pursuant to this subsection (b) beyond the date of the Participant’s death. The payments that otherwise would have been paid to a Specified Employee during the six months following his or her Separation from Service shall be accumulated and paid on the first day of the seventh month that begins after the date of the Participant’s Separation from Service.

(c) Form of Distribution. A Participant’s vested Supplemental Retirement Plan Benefit shall be paid in an annuity, unless he or she elects, under subsection (d) or (f) of this Section 7.2, to receive a lump sum payment. Prior to a Participant’s distribution date, a Participant who did not elect a lump sum payment under subsection (d) or (f) of this Section 7.2 may select a form of annuity from among the annuity options (life only or a joint or contingent annuity option) that were provided under the Retirement Plan. To the extent provided under the terms of the Retirement Plan, additional annuity payment options shall be made available to a Participant with a benefit commencement date that is after age 55 that are not available with respect to a Participant whose distribution date precedes age 55. Otherwise, the same distribution options shall be made available to a Participant irrespective of his or her distribution date. Any actuarial adjustments to reflect the time and form of payment shall be determined in accordance with the provisions of the Retirement Plan. If a Participant who did not elect a lump sum payment fails to elect the form of annuity payment, payments shall be made in the form of a life only annuity as described in the Retirement Plan.

(d) Election of Date or Form of Distribution. Subject to Section 7.2(e), upon a date that is not later than December 31, 2008, a Participant may elect that his or her vested Supplemental Retirement Plan Benefit shall be distributed or commence to be distributed on the first day of a month that is a specified number of months following the date of his or her Separation from Service and may elect whether to receive such benefit in a lump sum payment rather than in an annuity. If a Participant who is an Employee fails to make an election regarding the date of distribution, his or her vested benefit shall be distributed upon Separation from Service, subject to subsection (b) of this Section 7.2. If a Participant whose Separation from Service precedes December 31, 2008, fails to make an election regarding the date of distribution, the date of distribution shall be the Participant’s 65th birthday. If a Participant fails to make an election with respect to the form of payment of his or her vested Supplemental Retirement Plan Benefit by December 31, 2008, the Participant shall be deemed to have elected that the vested Supplemental Retirement Plan Benefit be distributed, pursuant to subsection (c) of this Section 7.2, in an annuity. Notwithstanding the foregoing, after December 31, 2008, a Participant may elect to change his or her election or deemed election pursuant to the provisions of subsection (f) of this Section 7.2.

(e) Elections Made in 2007 or 2008 as to Date or Form of Distribution. If a Participant makes an election in 2007 to change the date or form of distribution of his or her vested Supplemental Retirement Plan Benefit, such new election may not defer to a later year the payment of any amount that would otherwise be paid in 2007 and may not require a payment to be made in 2007 that would otherwise be paid in a later year. Moreover, if a Participant makes an election in 2008 to change the date or form of distribution of his or her vested Supplemental Retirement Plan Benefit, such new election may not defer to a later year the payment of any amount that would otherwise be paid in 2008 and may not require a payment to be made in 2008 that would otherwise be paid in a later year.

(f) Subsequent Elections as to Date or Form of Distribution. A Participant shall be permitted to make a written election, at any time after December 31, 2008, that pertains to the date or form of distribution of his or her vested Supplemental Retirement Plan Benefit, including a change in an election previously made by the Participant pursuant to subsection (d) of this Section 7.2, provided that any election made after December 31, 2008 must satisfy all of the following requirements:

(i) the election must be made at least twelve months prior to the date on which the distribution would otherwise have been made (or in the case of an annuity, twelve months before the date on which the first payment was scheduled to be made);

(ii) the election may not become effective until at least twelve months after the date on which the election is made; and

(iii) except in the case of an election relating to a distribution to be made upon a Participant’s death, the distribution must be deferred for at least 5 years from the date on which the distribution would otherwise have been made (or in the case of an annuity, for at least 5 years from the date on which the first payment was scheduled to be made).

Article 8

Miscellaneous

8.1 Distribution Date. Any payment that is made to a Participant, pursuant to Section 6.1(a) or Section 7.2(a), upon a specified distribution date, shall be considered to have been made upon such date if the distribution is made no later than the 15th day of the third month following such date, provided that the Participant may not, directly or indirectly, specify the Plan Year in which the payment is made. Any payment that is made to a Participant pursuant to Section 6.1(a) or Section 7.2(a), on account of his or her Separation from Service, shall be considered to have been made upon the Participant’s Separation from Service if the distribution is made no later than 90 days following such date, provided that the Participant may not, directly or indirectly, specify the Plan Year in which the payment is made. Any payment that is made to a Participant’s Beneficiary pursuant to Section 6.1(a) or Section 7.2(a), on account of the Participant’s death, shall be considered to have been made upon the date of the Participant’s death if the distribution is made no later than 90 days following such date, provided that neither the Participant nor the Beneficiary may, directly or indirectly, specify the Plan Year in which the payment is made.

8.2 Amendment or Termination. (a) Amendment. The Company, by action of the Committee, reserves the right to amend the Plan at any time, including but not limited to the right to amend the Plan to cease future contributions to the Plan, provided that, unless necessary to meet the requirements of applicable law, benefits that have already accrued on behalf of a Participant may not be eliminated or reduced upon amendment of the Plan.

(b) Termination of Account Balance Portion of Plan. The Company, by action of the Committee, reserves the right, at any time, to terminate the account balance portion of the Plan (Supplemental Employee Contribution Accounts and Supplemental Company

Contribution Accounts) and to distribute all such Supplemental Employee Contribution Accounts and Supplemental Company Contribution Accounts in lump sum payments as soon as administratively practicable to Participants and Beneficiaries, provided the account balance portion of the Plan is terminated in the following circumstances:

(i) Within 30 days before or 12 months after a change in control of the Company, as defined in Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5), provided that all distributions are made no later than 12 months following the termination of the account balance portion of the Plan and further provided that all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified account balance plans subject to Code Section 409A) maintained by the Company and all Affiliates are terminated, so that all Participants and all participants in the other arrangements are required to receive all amounts of compensation deferred under the account balance portion of the Plan and the other arrangements no later than 12 months following the date on which the Committee takes action to terminate the account balance portion of the Plan;

(ii) Within 12 months of the dissolution of the Company under Internal Revenue Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that all amounts credited to a Participant’s Accounts under the Plan are included in the Participant’s gross income in the latest of (A) the calendar year in which the account balance portion of the Plan is terminated; (B) the calendar year in which all amounts credited to the Participant’s Accounts are no longer subject to a substantial risk of forfeiture; or (C) the first calendar year in which the distribution of the Accounts is administratively practicable, provided that a Participant incurs income tax liability with respect to his or her Accounts under the Plan not later than the calendar year in which he or she receives an actual or constructive distribution from such Accounts; or

(iii) At the Committee’s discretion, provided that (A) the termination of the account balance portion of the Plan does not occur proximate to a deterioration of the financial health of the Company or an Affiliate, (B) all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified account balance plans subject to Code Section 409A) maintained by the Company and all Affiliates are terminated with respect to all employees, (C) no payments are made within 12 months after the termination of the account balance portion of the Plan (other than payments that would have been payable under the terms of the Plan if the termination of the account balance portion of the Plan had not occurred), (D) all payments are made within 24 months after the termination of the account balance portion of the Plan, and (E) neither the Company nor any Affiliate adopts a nonqualified deferred compensation arrangement of the same type (i.e., a nonqualified account balance plan subject to Code Section 409A) for a period of three years, with respect to any employee, following the date of the termination of the account balance portion of the Plan.

(c) Termination of Nonaccount Balance Portion of Plan. The Company, by action of the Committee, reserves the right, at any time, to terminate the nonaccount balance portion of the Plan (Supplemental Retirement Plan Benefits) and to distribute all such Supplemental Retirement Plan Benefits in lump sum payments as soon as administratively practicable to Participants and Beneficiaries, provided the nonaccount balance portion of the Plan is terminated in the following circumstances:

(i) Within 30 days before or 12 months after a change in control of the Company, as defined in Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5), the Company takes irrevocable action to terminate the nonaccount balance portion of the Plan and all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified nonaccount balance plans subject to Code Section 409A) maintained by the Company and all Affiliates, so that each Participant in the Plan is required to receive the actuarial equivalent present value of his or her Supplemental Retirement Plan Benefit (as calculated by reference to the interest rate and mortality table described in the Retirement Plan as of April 16, 2002) and all participants in such other arrangements are required to receive the actuarial equivalent present value of their benefits under the other arrangements no later than 12 months following the date of such irrevocable action;

(ii) Within 12 months of the dissolution of the Company under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), the Company terminates the nonaccount balance portion of the Plan, provided that the actuarial equivalent present value of each Participant’s Supplemental Retirement Plan Benefit (as calculated by reference to the interest rate and mortality table described in the Retirement Plan as of April 16, 2002) is distributed in the calendar year in which the nonaccount balance portion of the Plan is terminated, or the first calendar year in which the distribution is administratively practicable (whichever is later).

(iii) At the Committee’s discretion, provided that (A) the termination does not occur proximate to a deterioration of the financial health of the Company or an Affiliate, (B) all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified nonaccount balance plans subject to Code Section 409A) maintained by the Company and all Affiliates are terminated with respect to all employees, (C) no payments are made within 12 months after the termination of the nonaccount balance portion of the Plan (other than payments that would have been payable under the terms of the Plan if the nonaccount balance portion of the Plan had not terminated), (D) all payments are made within 24 months after the termination of the nonaccount balance portion of the Plan, and (E) neither the Company nor any Affiliate adopts a nonqualified deferred compensation arrangement of the same type (i.e., a nonqualified nonaccount balance plan subject to Code Section 409A) for a period of three years, with respect to any employee, following the date of the termination of the nonaccount balance portion of the Plan. If the nonaccount balance portion of the Plan is terminated, the actuarial equivalent present value of each Participant’s Supplemental Retirement Plan Benefit (as calculated by reference to the interest rate and mortality table described in the Retirement Plan as of April 16, 2002) shall be paid to the Participant in a lump sum on the first day of the month coinciding with or next following the first anniversary of the termination of the nonaccount balance portion of the Plan.

8.3 Withholding. To the extent required by law, Stanley shall withhold taxes from any payment due under the Plan.

8.4 Administration of the Plan. The Plan shall be administered by the Committee. The Committee is vested with full authority (including full discretionary authority) to administer, interpret, and make rules regarding the Plan as it may deem advisable and to make determinations in its discretion that shall be final, binding, and conclusive upon all persons. No member of the Company’s Board of Directors or the Committee will be liable for any action or determination made in good faith with respect to the Plan.

8.5 Claims Procedure.

(a) Any individual who believes he or she is entitled to benefits under the Plan (a “Claimant”) shall file a written claim request with the Committee on such forms as the Committee may require. The Committee shall, upon written request of a Claimant, make available copies of any claim forms or instructions, or advise the Claimant where such forms or instructions may be obtained.

(b) If a claim is wholly or partially denied, the Committee shall furnish to the Claimant a written or electronic notice of the decision within 90 days. The notice shall be set forth in a manner calculated to be understood by the Claimant. If special circumstances require, the Committee may defer action on a claim for benefits for an additional period of not to exceed 90 days, and, in that case, it shall notify the Claimant in a written or electronic notice prior to the close of the initial 90 day period of the special circumstances involved and the time by which it expects to render a decision. If the claim relates to Disability benefits, the Committee shall furnish to the Claimant a written or electronic notice of the decision within 45 days. If special circumstances require, the Committee may defer action on a claim for Disability benefits for an additional period of not to exceed 30 days, and, in that case, it shall notify the Claimant in a written or electronic notice prior to the close of the initial 45 day period of the special circumstances involved and the time by which it expects to render a decision. However, if prior to the end of the 30 day period, the Committee determines that, due to matters beyond its control, a decision cannot be rendered on a claim for Disability benefits, the period for making the Disability claim determination may be extended for up to an additional 30 day period, and, in that case, the Committee shall notify the Claimant in a written or electronic notice prior to the end of the first 30 day period of the circumstances involved and the time by which a decision is expected. The written or electronic notice of a denial of a claim shall contain the following information:

(i) The specific reason(s) for denial of the claim;

(ii) Specific references to pertinent provisions of the Plan upon which the denial is based;

(iii) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv) An explanation of the claims review procedure under the Plan describing the steps to be taken by a Claimant who wishes to submit the claim for review; and the time limits applicable to such procedures, and the Claimant’s right to bring a civil action under Section 502(a) of ERISA within 180 days following an adverse determination on review;

(v) In the case of a claim for Disability benefits, a copy of any specific internal rule, guideline, protocol or other similar criterion that was relied upon in making the determination, or a statement that a copy of the rule, guideline, protocol or other similar criterion shall be provided to the Claimant free of charge upon request; and

(vi) In the case of a claim for Disability benefits that is denied based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s circumstances, or a statement that an explanation shall be provided free of charge upon request.

(c) A Claimant may, with respect to any denied claim:

(i) Request review upon written application filed within 60 days after receipt by the Claimant of written or electronic notice of the denial of the Claimant’s benefit claim, or if the claim is for a Disability benefit, request review upon written application filed within 180 days after receipt by the Claimant of written or electronic notice of the denial of the Claimant’s Disability benefit claim;

(ii) Review pertinent documents and submit any additional issues and comments in writing;

(iii) Submit documents, records and other information relating to the claim for benefits;

(iv) Have reasonable access to, upon request and free of charge, copies of all documents, records, and other information relevant to a benefit claim;

(v) Have a full and fair review by the Committee of the denial that takes into account all comments, documents, records, and other information relevant to the Claimant’s claim for benefits; and

(vi) If the claim is for Disability benefits, the following additional rules shall apply:

(A) The review shall not give deference to the initial adverse benefit determination;

(B) The review shall be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the initial decision to deny the Disability benefit claim nor a subordinate of that individual.

(C) If the adverse determination that is the subject of the review was based on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

(D) Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination that is the subject of the review shall be identified, without regard to whether the advice was relied upon in making the benefit determination; and

(E) The health care professional engaged for purposes of a consultation shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

Any request or submission must be in writing and must be directed to the Committee or in the case of a review of a claim for Disability benefits, its designee. The Committee (or, in the case of a claim for Disability benefits, its designee) shall have the sole responsibility for the review of any denied claim and shall take all steps appropriate in light of its findings.

(d) The Committee (or, in the case of a claim for Disability benefits, its designee) shall render a decision upon review. If it is determined that any benefits claimed should be denied upon review, written or electronic notice of the same shall be provided to the Claimant. The written or electronic notice of the final decision shall set forth: the specific reason or reasons for the adverse determination; references to the specific Plan provisions on which the benefit determination was based; a statement that advises the Claimant that he or she is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and in the case of the review of a claim for a Disability benefit that was denied as a result of an internal rule, guideline, protocol or other similar criterion, either the specific rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion shall be provided to the Claimant free of charge upon request. Also, if the adverse determination upon review of a claim for Disability benefits is based on a medical necessity or experimental treatment or similar exclusion or limit, the Claimant shall be provided free of charge either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation shall be provided free of charge upon request. In addition, the written or electronic notice to Claimant shall describe any voluntary appeal procedures offered under the Plan and the Claimant’s right to obtain information about such procedures and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA within 180 days following receipt of written or electronic notice of denial of the claim for benefits upon review. The notice to the Claimant shall include the following statement: “You and the Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.” A final determination by the Committee shall be rendered within a reasonable period of time, not exceeding 60 days, after receipt of the Claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed 60 days, in which case the Claimant shall be notified electronically or in writing of the delay prior to the close of the initial 60 day period.

However, if the Committee holds regularly scheduled meetings at least quarterly, a final determination by the Committee shall be rendered no later than the date of the first meeting of the Committee after receipt of the Claimant’s notice of appeal, unless the receipt of the Claimant’s notice of appeal is within the 30 day period preceding the date of the next scheduled meeting of the Committee. In such case, a final determination by the Committee shall be rendered no later than the date of the second meeting of the Committee after receipt of the Claimant’s notice of appeal. Under special circumstances, such determination may be delayed to the date of the third meeting of the Committee after receipt of the Claimant’s notice of appeal, in which case the Claimant shall be notified electronically or in writing of the delay prior to the commencement of the extension period. If the claim relates to a Disability benefit, a final determination by the appropriate named fiduciary shall be rendered within a reasonable period of time, not exceeding 45 days, after receipt of the Claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed 45 days, in which case the Claimant shall be notified electronically or in writing of the delay prior to the close of the initial 45 day period.

8.6 Governing Text. The Plan, including any amendments, shall constitute the entire agreement between Stanley and any Employee, Participant or Beneficiary regarding the subject matter of the Plan. The Plan, including any amendments, shall be binding on Stanley, Employees, Participants, Beneficiaries, and their respective heirs, administrators, trustees, successors and assigns.

8.7 Enforceability of Plan Provisions. If any provision of the Plan shall, to any extent, be invalid or unenforceable, the remainder of the Plan shall not be affected, and each other provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

8.8 Rights of Persons Entitled to Benefits. Any person entitled to receive benefits under the Plan shall have the rights of an unsecured general creditor of Stanley.

8.9 Nonassignability. The right of any individual to a benefit under the Plan shall not be subject to attachment or other legal process for the debts of such individual. In no event may an individual’s benefit under the Plan be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

8.10 Special Distributions. Whenever, in the opinion of the Committee, a person entitled to receive a benefit under the Plan is unable to manage his or her financial affairs, the Committee may direct that payment be made to a legal representative or relative of such person for his or her benefit. Alternatively, the Committee may direct that any payment for such person be applied for the benefit of such person in such manner as the Committee considers advisable. Any payment made in accordance with this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

8.11 Terms of Employment. Participation in the Plan shall not give an individual any right to remain in the service of Stanley, and an individual shall remain subject to discharge to the same extent as if the Plan had not been adopted.

8.12 Restricted Transactions. A Participant’s right under Section 4.3 to direct the investment of his or her Accounts, and a Participant’s right under Article 6 to receive a distribution, of all vested amounts credited to his or her Accounts shall be restricted to the extent necessary to comply with the securities laws.

THE STANLEY WORKS
By	/s/
	Title:	Vice President Human Resources
	Date:	1/9/08

APPENDIX A

SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN

FOR SALARIED EMPLOYEES OF THE STANLEY WORKS

Part I

Individuals employed in the following units become covered under the Plan pursuant to the last sentence in the definition of “Employee” in the Plan and, thus, at the Effective Date set forth below, are subject to the same eligibility rules that apply under the terms of the Plan when determining status as an Employee and eligibility for coverage of other individuals employed by Stanley.

Entity or Division	Effective Date

APPENDIX B

SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN

FOR SALARIED EMPLOYEES OF THE STANLEY WORKS

Part I

(a) As of the last day of each Plan Year, a “cornerstone” contribution shall be allocated to the Supplemental Company Contribution Account of each individual described in subsection (b)(i) or (ii). The amount to be allocated to the Supplemental Company Contribution Account of an individual who is described in subsection (b)(i), but is not described in subsection (b)(ii), shall be determined exclusively pursuant to subsection (a)(i). The amount to be allocated to the Supplemental Company Contribution Account of an individual who is described in subsection (b)(ii) for a Plan Year shall be the sum of the amount determined pursuant to subsection (a)(i) and the amount determined pursuant to subsection (a)(ii).

(i) Subject to subsection (c), the amount to be allocated for a Plan Year under this subsection (a)(i) to the Supplemental Company Contribution Account of an eligible Participant described in subsection (b)(i) shall be equal to (A) a percentage, determined in accordance with the following table, of his or her Compensation for the Plan Year based on the individual’s age, in whole years, on December 31 of the Plan Year, reduced by (B) the amount credited to the Participant’s “cornerstone” account for the Plan Year under section 5.3(a)(i) of the Account Value Plan:

Participant’s Age on December 31 of the Plan Year	Percentage of Compensation
Less than 40	3% of Compensation
40-54	5% of Compensation
55 or over	9% of Compensation

(ii) Subject to subsection (c), the amount to be allocated for a Plan Year under this subsection (a)(ii) to the Supplemental Company Contribution Account of an eligible Participant described in subsection (b)(ii) shall be equal to (A) a percentage, determined in accordance with page v of this Appendix B, of his or her Compensation for the Plan Year based on the individual’s age, in whole years, on December 31, 2001, and credited service, in whole years, determined as of January 31, 1998 under the provisions of the Retirement Plan, reduced by the amount credited to the Participant’s “cornerstone” account for the Plan Year under section 5.3(a)(ii) of the Account Value Plan.

(b) (i) As of the last day of each calendar quarter, a Supplemental Company Contribution Account credit for such quarter shall be determined under subsection (a)(i) for each Participant who has employment status with Stanley on the last day of such calendar quarter, provided that any such credit shall be reduced by the credit recognized under section 5.3(b)(i) of the Account Value Plan for the quarter and further provided that no credit shall be made under subsection (a)(i) for a Participant who is described in Part II of this Appendix B to the Plan.

i

APPENDIX B

SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN

FOR SALARIED EMPLOYEES OF THE STANLEY WORKS

Part I (continued)

(ii) As of the last day of each calendar quarter, a Supplemental Company Contribution Account credit for such quarter shall be determined under subsection (a)(ii) for each Participant who both (A) was a participant in the Retirement Plan on January 31, 1998, and (B) has employment status with Stanley on the last day of such calendar quarter, provided that any such credit shall be reduced by the credit recognized under section 5.3(b)(ii) of the Account Value Plan for the quarter and further provided that no credit shall be made under subsection (a)(ii) for a Participant who is described in Part II of this Appendix B to the Plan.

(c) The amount of an eligible individual’s Supplemental Company Contribution Account allocation for a Plan Year shall be determined in quarterly credits, pursuant to subsection (b), based on the applicable percentage of Compensation paid during each calendar quarter in which the individual has employment status on the last day of such calendar quarter. The sum of the individual’s quarterly credits for a Plan Year shall be credited to such individual’s Supplemental Company Contribution Account as of the last day of such Plan Year or, if earlier, as of the last day of the calendar quarter coinciding with or next preceding the date on which an individual described in subsection (b)(i) or (ii) ceases to have employment status with Stanley during such Plan Year.

APPENDIX B

SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN

FOR SALARIED EMPLOYEES OF THE STANLEY WORKS

Part II	A Participant is described in this Part II of Appendix B of the Plan if he or she is:
•	an employee of Stanley Supply & Services, Inc., formerly Contact East, Inc. (other than an employee who was employed by Jensen Tools, Inc. on December 29, 2001);
•	an employee of Stanley Security Solutions, Inc. at any of the following divisions:
•	Best Access
•	Senior Technologies
•	Integrator
•	Intivid US
•	ISR Solutions
•	Safemasters
•	Stanley Systems Integration
•	Safemasters division in Orlando, Florida
•	Senior Technologies division in Tulsa, Oklahoma
•	an employee with Stanley Tools at Watseka or Bradley, Illinois, or West Lafayette, Indiana;
•	an employee with Stanley Tools whose primary duties are to provide sales or technical support services to Stanley Tools with respect to its leveling, aligning, and plumbing devices product line;
•	an employee at the Kannapolis, North Carolina distribution center whose employment commences on or after December 1, 2004;
•	an employee of Stanley Access Technologies LLC at any of the following locations:
•	Dallas, Texas;
•	Cortland, New York;
•	San Diego, California
•	Denver, Fort Collins, or Colorado Springs, Colorado;
•	Albuquerque, New Mexico
•	Mandeville, Louisiana
•	Indianapolis, Indiana
•	Burnsville, Minnesota
•	an employee of Sargent & Greenleaf, Inc;
•	an employee of The Stanley Works at Kentwood, Michigan, including an employee whose primary duties are to provide sales support that are not performed at the Kentwood, Michigan facilities

APPENDIX B

SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN

FOR SALARIED EMPLOYEES OF THE STANLEY WORKS

Part II (continued)

•	an employee of OSI Security Devices; or
•	an employee of National Manufacturing Co. or of National Manufacturing Sales Co. whose employment commences on or after January 1, 2007

A Participant who is described in this Part II of this Appendix B shall not be eligible to have amounts credited on his or her behalf under Section 4.2(b) of the Plan and Part I of this Appendix B.

APPENDIX C

SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN

FOR SALARIED EMPLOYEES OF THE STANLEY WORKS

SUPPLEMENTAL INVESTMENT PROTECTION ACCOUNT (IPA) BENEFIT

The Plan provides a cumulative minimum return (“IPA benefit”) with respect to deemed investments in Company stock of the Elective Deferral Contributions made by a Participant under the Plan before July 1, 1998.

Elective Deferral Contributions that were made under the Plan before July 1, 1998 (“IPA-Protected Amounts”) are recorded in a supplemental investment protection account (“IPA”), where they are credited with a minimum rate of return for the period or periods during which they are deemed to be invested or reinvested under the Plan, prior to April 1, 1999, in Company stock or, after March 31, 1999, in a fund that is designed to invest primarily in Company stock. If the market value of a Participant’s IPA-Protected Amounts so invested under the Plan determined as of the date of distribution from the Plan to the Participant or the Participant’s Beneficiary is less than their recorded value in the IPA, the difference shall be credited to the Participant or Beneficiary and included as part of the distribution of the Participant’s vested Supplemental Employee Contribution Account. The IPA annual rate of return for any Plan Year is the yield of two-year U.S. Treasury Notes reported in The Wall Street Journal for the last business day of the October preceding that Plan Year, but never more than 12.5% nor less than 5%. The IPA is computed so that a Participant receives daily compounded interest of the daily equivalent of the IPA annual rate of return, after March 31, 1999, and monthly compounded interest of the monthly equivalent of the IPA annual rate of return before April 1,1999.

IPA protection applicable to IPA-Protected Amounts that are deemed to be invested in Company stock or in the Company stock fund remains in effect only for the period in which such amounts were deemed invested in such stock or stock fund. A transfer or reallocation of such amounts from a deemed investment in Company stock or the Company stock fund shall result in the loss of IPA protection for the period of time in which such amounts are not deemed to be so invested.

APPENDIX B (continued)

SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN FOR SALARIED EMPLOYEES OF THE STANLEY WORKS

Supplemental cornerstone contributions under Section 4.2(b) of the Plan and subsections (a)(ii) and (b)(ii) of this Appendix B

          Years of Credited Service under The Stanley Works Retirement Plan as of January 31, 1998

Age*	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39	40
22	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
23	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
24	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
25	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
26	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
27	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
28	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
29	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
30	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%
31	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%
32	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.4%	0.4%	0.4%	0.4%	0.4%	0.4%
33	0.1%	0.1%	0.1%	0.2%	0.2%	0.3%	0.3%	0.3%	0.4%	0.4%	0.4%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
34	0.1%	0.1%	0.2%	0.2%	0.3%	0.3%	0.4%	0.4%	0.5%	0.5%	0.5%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
35	0.1%	0.2%	0.2%	0.2%	0.3%	0.3%	0.4%	0.5%	0.5%	0.5%	0.6%	0.7%	0.7%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%
36	0.1%	0.2%	0.2%	0.2%	0.3%	0.4%	0.5%	0.5%	0.6%	0.6%	0.7%	0.7%	0.9%	0.9%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
37	0.1%	0.2%	0.2%	0.3%	0.4%	0.5%	0.5%	0.6%	0.7%	0.8%	0.8%	0.9%	0.9%	0.9%	1.0%	1.0%	1.2%	1.2%	1.2%	1.2%	1.2%
38	0.1%	0.2%	0.3%	0.3%	0.4%	0.5%	0.6%	0.6%	0.7%	0.8%	0.9%	1.0%	1.2%	1.2%	1.2%	1.2%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%
39	0.1%	0.2%	0.3%	0.4%	0.5%	0.5%	0.7%	0.8%	0.8%	0.8%	1.0%	1.1%	1.2%	1.3%	1.3%	1.3%	1.4%	1.4%	1.7%	1.7%	1.7%	1.7%	1.7%
40	0.1%	0.2%	0.3%	0.4%	0.5%	0.6%	0.7%	0.9%	0.9%	1.1%	1.1%	1.1%	1.2%	1.5%	1.5%	1.5%	1.7%	1.7%	1.8%	2.0%	2.0%	2.0%	2.0%	2.0%
41	0.1%	0.2%	0.3%	0.5%	0.5%	0.6%	0.7%	0.9%	0.9%	1.1%	1.2%	1.3%	1.3%	1.5%	1.6%	1.7%	1.7%	1.9%	1.9%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%
42	0.1%	0.2%	0.3%	0.5%	0.6%	0.7%	0.8%	0.9%	1.1%	1.1%	1.2%	1.3%	1.3%	1.5%	1.6%	1.7%	1.9%	1.9%	1.9%	2.3%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
43	0.1%	0.2%	0.3%	0.5%	0.6%	0.7%	0.8%	0.9%	1.1%	1.1%	1.2%	1.4%	1.4%	1.6%	1.8%	1.8%	2.0%	2.0%	2.2%	2.3%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
44	0.2%	0.3%	0.3%	0.5%	0.6%	0.7%	0.8%	1.0%	1.1%	1.2%	1.4%	1.4%	1.6%	1.6%	1.8%	1.8%	2.0%	2.0%	2.3%	2.3%	2.4%	2.7%	2.7%	2.7%	2.7%	2.7%	2.7%	2.7%
45	0.2%	0.3%	0.4%	0.5%	0.6%	0.7%	0.8%	1.0%	1.1%	1.2%	1.4%	1.6%	1.6%	1.8%	1.8%	2.0%	2.0%	2.0%	2.3%	2.5%	2.5%	2.7%	2.7%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%
46	0.2%	0.3%	0.4%	0.5%	0.7%	0.7%	0.9%	1.0%	1.2%	1.3%	1.4%	1.6%	1.7%	1.8%	1.8%	2.0%	2.2%	2.2%	2.6%	2.6%	2.8%	2.9%	2.9%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
47	0.2%	0.3%	0.4%	0.6%	0.7%	0.9%	0.9%	1.1%	1.2%	1.4%	1.4%	1.6%	1.9%	2.0%	2.1%	2.1%	2.4%	2.4%	2.6%	2.9%	2.9%	3.1%	3.1%	3.1%	3.2%	3.3%	3.5%	3.5%	3.5%	3.5%	3.5%
48	0.2%	0.3%	0.4%	0.6%	0.7%	0.9%	1.0%	1.1%	1.4%	1.4%	1.5%	1.6%	1.9%	2.0%	2.1%	2.1%	2.4%	2.4%	2.7%	2.9%	3.5%	3.5%	3.5%	3.5%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%
49	0.2%	0.3%	0.5%	0.6%	0.8%	1.0%	1.0%	1.3%	1.4%	1.4%	1.7%	1.8%	2.0%	2.1%	2.4%	2.4%	2.5%	2.5%	3.0%	3.1%	3.5%	3.5%	3.5%	3.5%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%
50	0.2%	0.3%	0.5%	0.6%	0.8%	1.0%	1.1%	1.3%	1.4%	1.6%	1.8%	2.0%	2.3%	2.3%	2.6%	2.6%	2.9%	2.9%	3.3%	3.3%	3.5%	3.7%	3.7%	4.2%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
51	0.2%	0.4%	0.5%	0.6%	0.9%	1.0%	1.1%	1.3%	1.5%	1.6%	1.8%	2.1%	2.3%	2.5%	2.6%	2.6%	2.9%	2.9%	3.4%	3.4%	3.5%	3.7%	4.3%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	5.7%	5.7%	5.7%	5.7%	5.7%
52	0.2%	0.4%	0.5%	0.8%	0.9%	1.0%	1.2%	1.5%	1.5%	1.8%	2.0%	2.1%	2.5%	2.5%	2.7%	2.7%	3.2%	3.2%	3.8%	3.8%	3.9%	4.1%	4.6%	4.6%	4.6%	4.6%	4.9%	4.9%	5.0%	5.4%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%
53	0.2%	0.4%	0.5%	0.8%	0.9%	1.2%	1.3%	1.5%	1.6%	1.9%	2.0%	2.4%	2.5%	2.6%	2.8%	3.1%	3.2%	3.3%	3.8%	3.8%	4.2%	4.2%	4.6%	4.6%	4.8%	5.2%	5.2%	5.2%	5.2%	5.4%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%
54	0.2%	0.4%	0.5%	0.8%	0.9%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
55	0.2%	0.4%	0.6%	0.8%	0.9%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
56	0.2%	0.4%	0.6%	0.8%	1.0%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
57	0.2%	0.4%	0.6%	0.8%	1.0%	1.3%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
58	0.2%	0.4%	0.6%	0.8%	1.0%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
59	0.2%	0.5%	0.8%	0.8%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
60	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
61	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	53%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
62	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
63	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
64	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
65	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
66	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	53%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
67	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
68	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
69	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
70	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
71	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%

*      Age as of December 31, 2001

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